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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We consent to the inclusion in this Post-Effective Amendment No. 22 under the Securities Act of 1933 and Amendment No. 24 under the Investment Company Act of 1940 to the Trust's Registration Statement Form N-1A (File No. 33-27958) of our report dated December 22, 1995, on our audits of the financial statements and financial highlights of the North American Funds as of October 31, 1995 and 1994 and for the years then ended, which are included in the Registration Statement. We also consent to the reference to our Firm as "Experts" under the caption "Independent Accountants" in Part A of the Registration Statement.



                                           Coopers & Lybrand L.L.P.

Boston, Massachusetts

February 22, 1996